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                                                                     EXHIBIT 3.6
                                    CERTIFIED
                                 THIRD AMENDMENT
                                       TO
                                   THE BY-LAWS
                                       OF
                               BORDERS GROUP, INC.



         The undersigned, the duly elected Secretary of Borders Group, Inc. (the "Company"), hereby certifies that the second sentence of Section 1 of the
Article V of the By-Laws of the Company has been amended to read as follows:


         "The Board of Directors, in its discretion, may also choose a Chairman of the Board (who must be a director), one or more Vice Chairmen of the Board (who need not be directors), and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers."



                                                    /s/ Thomas D. Carney
                                                    ----------------------------
                                                    Thomas D. Carney
                                                    Secretary